Filed Pursuant to Rule 424(b)(5)

File No. 333-217396

File No. 333-217396-01

File No. 333-217396-02

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Subject to completion, dated November 20, 2017

(To prospectus dated April 28, 2017)

$

JMP Group Inc.

     % Senior Notes due 2027

Unconditionally Guaranteed by JMP Group LLC and JMP Investment Holdings LLC

JMP Group Inc. is offering $         aggregate principal amount of its      % senior notes due 2027 (the “notes”). Interest on the notes will accrue from November   , 2017, and will be paid quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2018. The notes will mature on November   , 2027. We may redeem the notes in whole or in part on or after November   , 2020, at our option at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, as described under “Description of Notes—Optional Redemption.” The notes will be issued in denominations of $25 and in integral multiples thereof.

The notes will be the senior unsecured obligations of JMP Group Inc., will rank equally with all of its existing and future senior unsecured indebtedness and will be senior to any other indebtedness expressly made subordinate to the notes. The notes will be guaranteed on a senior unsecured basis by JMP Group LLC, the ultimate parent of JMP Group Inc., and JMP Investment Holdings LLC, the direct parent of JMP Group Inc. (together, the “guarantors”), but the notes will not be guaranteed by any subsidiaries of JMP Group Inc. or any other party. The guarantees will rank equally with all of the existing and future senior indebtedness of the guarantors. The notes and the guarantees will be effectively subordinated to any existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We intend to apply to list the notes on the New York Stock Exchange (“NYSE”) and expect trading in the notes to begin within 30 days of November   , 2017, the original issue date.

	Price to Public(1)	Underwriting Discount(3)	Proceeds to JMP Group Inc. Before Expenses(1)
Per note	$	$	$
Total notes(2)	$	$	$

________________

(1)	Plus accrued interest from November , 2017, if the initial settlement occurs after that date.
(2)	Assumes no exercise of the underwriters’ overallotment option described below.
(3)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting (Conflicts of Interest).”

The underwriters may also purchase up to an additional $         aggregate principal amount of notes from JMP Group Inc. at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, to cover overallotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be $        , and total proceeds to JMP Group Inc., before expenses, will be $        .

The underwriters expect to deliver the notes to purchasers in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about November   , 2017.

Joint Book-Running Managers

UBS Investment Bank	Morgan Stanley

Co-Managers

JMP Securities	Barrington Research

The date of this prospectus supplement is November   , 2017.

Table of Contents

Page

Prospectus Supplement

About this Prospectus Supplement	S-ii
Special Note Regarding Forward-Looking Statements	S-iii
Summary	S-1
Risk Factors	S-6
Selected Historical Financial Information	S-9
Use of Proceeds	S-14
Ratio of Earnings to Fixed Charges	S-15
Capitalization of JMP Group LLC	S-16
Description of Certain Indebtedness	S-17
Description of Notes	S-19
U.S. Federal Income Tax Considerations	S-30
Underwriting (Conflicts of Interest)	S-34
Legal Matters	S-38
Experts	S-38
Where You Can Find More Information	S-38
Incorporation of Certain Information by Reference	S-38

Prospectus

About this Prospectus	1
Our Company	1
Special Note Regarding Forward-Looking Statements	2
Risk Factors	2
Description of Securities We May Offer	3
Description of Common Shares of JMP Group LLC	3
Description of Debt Securities	6
Description of Guarantees of Debt Securities	14
Description of Warrants	15
Description of Rights	17
Description of Units	18
Ratio of Earnings to Fixed Charges	19
Use of Proceeds	19
Plan of Distribution	19
Legal Matters	22
Experts	22
Where You Can Find More Information	22
Incorporation of Certain Information by Reference	23

S-i

About this Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus supplement, except as otherwise provided herein or unless the context otherwise requires:

●

References to “we,” “us,” “our,” and the “Company,” unless the context requires otherwise, and except under the heading “Description of Notes,” are to JMP Group LLC and its consolidated subsidiaries, including JMP Group Inc. and JMP Investment Holdings LLC (“JMP Investment Holdings”).

●	References to the “issuer” are to JMP Group Inc., the issuer of the notes, which is a wholly owned subsidiary of JMP Group LLC.

●

References to the “guarantors” are to JMP Group LLC and JMP Investment Holdings, which are the ultimate and direct parent, respectively, of JMP Group Inc., and do not refer to any other subsidiaries of the issuer or the guarantors.

●	References to the “notes” refer to the % senior notes due 2027 offered hereby and include the related guarantees except where the context otherwise requires.

●

References to our 8.00% Senior Notes refer to JMP Group Inc.’s outstanding 8.00% Senior Notes due 2023 and references to our 7.25% Senior Notes refer to JMP Group Inc.’s outstanding 7.25% Senior Notes due 2021 (together with the 8.00% Senior Notes, the “Senior Notes”) described under “Description of Certain Indebtedness.”

S-ii

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. They also include statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure or other financial terms. For a non-exhaustive list of factors that could cause future results to differ materially from those expressed or implied by forward-looking statements or from historical results, please refer to the “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Additional factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” in this prospectus supplement and in other sections of (i) our Annual Report on Form 10-K for the year ended December 31, 2016 or (ii) our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the risks of investing in the notes discussed under “Risk Factors” contained in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

About JMP Group LLC

JMP Group LLC, together with its subsidiaries, including JMP Group Inc., the issuer of the notes offered hereby, is a diversified capital markets firm. We provide investment banking, sales and trading, and equity research services to corporate and institutional clients as well as alternative asset management products and services to institutional investors and high-net-worth individuals. In addition, we manage and invest in corporate credit instruments through collateralized loan obligations and direct investments, and we serve as the investment advisor to a business development company under the Investment Company Act of 1940.

We focus our efforts on small and middle-market companies in the following four growth industries: technology, healthcare, financial services and real estate. Our specialization in these areas has enabled us to develop recognized expertise and to cultivate extensive industry relationships. As a result, we have established our firm as a key advisor for our corporate clients, a trusted resource for institutional investors, and an effective investment manager for our asset management clients. We currently operate from our headquarters in San Francisco and from additional offices in New York, Boston, Chicago, West Palm Beach and the Atlanta and Minneapolis areas.

We provide our corporate clients with a wide variety of services, including strategic financial advice and capital raising solutions, sales and trading support, and equity research coverage. We provide institutional investors with capital markets intelligence and objective, informed investment recommendations about individual equities that are not widely followed. We believe that our concentration on small and middle-market companies, as well as our broad range of product offerings, positions us as a leader in what has traditionally been an underserved and high-growth market.

The selection of our four target industries, the development of multiple products and services, and the establishment of our four revenue-producing business lines—investment banking, sales and trading, equity research and asset management—has created a diversified business model, especially when compared to that of our more specialized competitors. We have been able to balance fluctuations in revenue streams from our investment banking activities, incentive-based asset management fees and principal investments with more stable revenue streams from our sales and trading commissions and base asset management fees. In addition, our target industries have historically performed, in certain respects, counter-cyclically to one another, allowing us to win business and generate revenues in various economic and capital markets conditions.

About JMP Group Inc.

JMP Group Inc. currently conducts our brokerage business through JMP Securities LLC (“JMP Securities”), our asset management business through Harvest Capital Strategies LLC (“HCS”) and HCAP Advisors LLC (“HCAP Advisors”), and our corporate credit business through JMP Credit Advisors LLC (“JMP Credit Advisors”).

In 2009, as part of our ongoing efforts to diversify our asset management business, we acquired a corporate credit business, renamed JMP Credit Advisors, that operates as a manager of collateralized loan obligations (“CLOs”). As of September 30, 2017, JMP Credit Advisors managed two CLOs with approximately $812.0 million of assets under management and a $200.0 million warehouse facility used to accumulate loans for a new CLO. In 2011, we launched a specialty finance company that provides customized financing to small and midsized businesses. In May 2013, this specialty finance company converted into a business development company under the Investment Company Act of 1940 named Harvest Capital Credit Corporation (“HCC”) and completed an initial public offering. We serve as HCC’s investment advisor through HCAP Advisors, our majority-owned subsidiary.

Our Organizational Structure

JMP Group Inc. was incorporated in Delaware in January 2000, and JMP Group LLC was formed in Delaware in August 2014. JMP Group Inc. completed its initial public offering in May 2007 and a reorganization transaction in January 2015, pursuant to which JMP Group Inc. became a wholly owned subsidiary of JMP Group LLC (the “Reorganization Transaction”). As a result of the Reorganization Transaction, JMP Group LLC became the successor issuer to JMP Group Inc. pursuant to Rule 12g-3(a) under the Exchange Act. References to JMP Group LLC in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein that include any period before the effectiveness of the Reorganization Transaction shall be deemed to refer to JMP Group Inc.

The following chart summarizes our current organizational structure and outstanding indebtedness as of the date of this prospectus supplement. This chart is provided for illustrative purposes only and does not represent all of our subsidiaries or obligations. See “Description of Certain Indebtedness” for more information.

________________

(a)     Guarantors of the 8.00% Senior Notes, the 7.25% Senior Notes and the notes offered hereby.

(b)     Issuer of the 8.00% Senior Notes, the 7.25% Senior Notes and the notes offered hereby.

Corporate Information

Our corporate offices are at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, and our web site address is at http://www.jmpg.com. The reference to our website is intended to be an inactive textual reference only, and the information on our web site is not deemed to be part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the notes. All capitalized terms not defined herein have the meanings specified in “Description of Notes.” Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise their overallotment option to purchase additional notes.

Issuer	JMP Group Inc.

Notes Offered	$ million aggregate principal amount of % senior notes due 2027 ($ million aggregate principal amount if the underwriters’ overallotment option is exercised in full).

Offering Price	% of the principal amount.

Maturity	The notes will mature on November , 2027, unless redeemed prior to maturity.

Interest Rate and Payment Dates

Interest of      % per annum on the principal amount of the notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2018, and at maturity.

Guarantees

The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by JMP Group LLC, the ultimate parent of JMP Group Inc., and JMP Investment Holdings, the direct parent of JMP Group Inc.

Ranking

The notes will be the senior unsecured obligations of JMP Group Inc., will rank equally in right of payment with all of its existing and future senior unsecured indebtedness, including its 8.00% Senior Notes and 7.25% Senior Notes, and will be senior to any other indebtedness expressly made subordinate to the notes. The notes will be effectively subordinated in right of payment to all of the existing and future secured obligations of JMP Group Inc. to the extent of the value of the assets securing such indebtedness.

The guarantees will be the senior unsecured obligations of each guarantor and will rank equal in right of payment to all of such guarantor’s existing and future senior indebtedness, including its guarantees of JMP Group Inc.’s 8.00% Senior Notes and 7.25% Senior Notes, effectively subordinate in right of payment to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of its future subordinated indebtedness.

The notes will not be guaranteed by any of the subsidiaries of JMP Group Inc. or any of the other subsidiaries of the guarantors. The notes and the related guarantees will be structurally subordinated to all existing and future indebtedness and liabilities of JMP Group Inc.’s subsidiaries and effectively subordinated to all existing and future indebtedness and other liabilities of the guarantors’ subsidiaries other than JMP Group Inc.

As of September 30, 2017, we had $101.3 million aggregate principal amount of consolidated outstanding indebtedness, consisting of $46.0 million of JMP Group Inc.’s 8.00% Senior Notes, $48.3 million of JMP Group Inc.’s 7.25% Senior Notes and $7.0 million of borrowings under the JMP Credit Advisors CLO V Ltd. (“CLO V”) warehouse facility. JMP Group LLC and JMP Investment Holdings are guarantors of JMP Group Inc. with respect to the Senior Notes. This amount does not include indebtedness of JMP Credit Advisors CLO III Ltd. (“CLO III”) and JMP Credit Advisors CLO IV Ltd. (“CLO IV”), which indebtedness is consolidated in our financial statements, together with the loans collateralizing the indebtedness of CLO III and CLO IV, for financial reporting purposes. As of September 30, 2017, the issuer and the guarantors have no other indebtedness, excluding intercompany indebtedness. For further discussion, see “Description of Certain Indebtedness.”

Optional Redemption

We may redeem the notes, in whole or in part, on or after November   , 2020, at our option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Optional Redemption” for additional details.

Use of Proceeds

We intend to use a portion of the net proceeds from this offering to redeem some or all of our outstanding 7.25% Senior Notes or 8.00% Senior Notes or both following the completion of this offering, and the remainder for general corporate purposes. For additional information, see “Use of Proceeds.”

Further Issuances

JMP Group Inc. may create and issue further notes ranking equally and ratably with the notes in all respects, so that such further notes shall constitute and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes; provided that such further notes are fungible for United States federal income tax purposes with the notes.

Listing	We intend to apply to list the notes on the NYSE. We expect trading in the notes to begin within 30 days of November , 2017, the original issue date.

Form and Denomination	The notes will be issued in fully registered form in denominations of $25 and integral multiples thereof.

Trustee and Paying Agent	U.S. Bank National Association.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Risk Factors

Investment in the notes involves risk. See “Risk Factors” and all other information included in this prospectus supplement, and the documents incorporated by reference for a discussion of factors that should be considered before investing in the notes.

Extended Settlement

It is expected that delivery of the notes will be made against payment therefor on or about November   , 2017, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

Conflicts of Interest

JMP Securities LLC, our wholly owned subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and will participate in distributions of the offered securities. Therefore, a “conflict of interest” exists for JMP Securities LLC within the meaning of FINRA Rule 5121(f)(5)(B). Additionally, JMP Securities LLC and one or more of its affiliates, as defined in FINRA Rule 5121, will have a conflict of interest as defined in FINRA Rule 5121(f)(5)(c)(ii) due to the receipt of more than 5% of the net offering proceeds. Accordingly, this offering will be conducted pursuant to FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because JMP Securities LLC is not primarily responsible for managing the offering. To comply with FINRA Rule 5121, client accounts over which JMP Securities LLC or any affiliate has investment discretion are not permitted to purchase the notes, either directly or indirectly, without the specific written approval of the accountholder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors

Before you invest in our notes, you should know that making such an investment involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including risk factors contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, before purchasing the notes offered pursuant to this prospectus supplement. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected and you could lose all or part of your investment.

Risks Relating to This Offering

Increased leverage as a result of this offering may harm our financial condition and results of operations.

As of September 30, 2017, we had $101.3 million aggregate principal amount of consolidated outstanding indebtedness, consisting of $46.0 million of our 8.00% Senior Notes, $48.3 million of our 7.25% Senior Notes and $7.0 million of borrowings under the CLO V warehouse facility. This amount does not include asset-backed securities of CLO III and CLO IV, which are consolidated in our financial statements, together with the loans collateralizing the asset-backed securities of CLO III and CLO IV, for financial reporting purposes, even though CLO III and CLO IV are bankruptcy remote entities with no recourse to us. Although we intend to use a portion of the net proceeds from this offering to redeem some or all of our outstanding 8.00% Senior Notes or 7.25% Senior Notes or both following the completion of this offering, the amount and timing of any such redemption is at our discretion. See “Use of Proceeds.” Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the notes;

●

a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional financing in the future;

●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on our other outstanding indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the notes. See “Description of Certain Indebtedness.” In addition, we may incur additional indebtedness in the future, and, as a result, the related risks that we now face, including those described above, could intensify. A default, if not waived, could result in acceleration of the debt outstanding under the related agreement. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. The indenture for the notes will not restrict our ability to incur additional indebtedness.

The notes and the guarantees will be unsecured and will be effectively subordinated to all of JMP Group Inc.’s and the guarantors’ existing and future secured indebtedness.

The notes will be unsecured and will be effectively subordinated in right of payment to all of JMP Group Inc.’s existing or future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the guarantees from JMP Group LLC and JMP Investment Holdings are unsecured and will be effectively subordinated in right of payment to any existing or future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness. We may incur additional secured indebtedness in the future. Upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt and to be paid in full from the assets securing that secured debt before any payment may be made with respect to the notes. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full or at all. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and all other debt ranking equally in right of payment with the notes, we may be unable to satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under any secured debt we have or may incur, the holders of such secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion or the entire value of your investment in the notes.

Claims of noteholders will be effectively subordinated to the claims of JMP Group Inc.’s and the guarantors’ subsidiaries’ creditors.

The notes are the obligations of JMP Group Inc. and the guarantees are the obligations of JMP Group LLC, the ultimate parent of JMP Group Inc., and JMP Investment Holdings, the direct parent of JMP Group Inc., but the notes will not be the obligations of any subsidiaries of JMP Group Inc. or any other party. None of JMP Group Inc.’s subsidiaries nor any of the other subsidiaries of JMP Group LLC or JMP Investment Holdings will guarantee the notes and the notes are not required to be guaranteed by any subsidiary JMP Group Inc. or the guarantors may acquire or create in the future. JMP Group LLC is a holding company and JMP Group Inc. and JMP Investment Holdings are intermediate holding subsidiaries of JMP Group LLC. Substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. See “Description of Certain Indebtedness” in this prospectus supplement. Payments to us by our subsidiaries also will be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. Our subsidiaries may incur substantial indebtedness in the future, all of which would be structurally senior to the notes.

We have made only limited covenants in the indenture governing the notes, and these limited covenants may not protect your investment.

The indenture governing the notes does not:

●

require us to maintain any financial ratios or specific levels of net worth, revenues, income or cash flows and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

●	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

●	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

●	restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries held by us;

●	restrict our ability to repurchase our securities;

●	restrict our ability to pledge our assets or those of our subsidiaries; or

●	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control and does not require us to repurchase the notes upon a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

We may redeem the notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem all or a portion of the notes at any time on or after November   , 2020. The redemption price will equal the principal amount being redeemed, plus accrued and unpaid interest to the redemption date. See “Description of the Notes—Optional Redemption.” If a redemption does occur, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there is currently no public market. Although we intend to apply to list the notes on the NYSE, we cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement. We have been informed by the underwriters that they intend, but are not obligated, to make a market for the notes should the notes not be approved for listing. If such a market were to develop, on the NYSE or otherwise, the notes could trade at prices which may be higher or lower than the initial offering price depending on many factors independent of our creditworthiness, including, among other things:

●	the time remaining to the maturity of the notes;

●	their subordination to the existing and future liabilities of our company and our subsidiaries;

●	the outstanding principal amount of the notes; and

●	the level, direction and volatility of market interest rates generally.

Our credit rating may not reflect all risks of your investment in the notes.

The credit rating assigned to the notes is limited in scope, and does not address all material risks relating to an investment in the notes, but rather reflects only the view of the rating agency at the time the rating is issued. There can be no assurance that such credit rating will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. An agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit rating, including any announcement that our rating is under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

Selected Historical Financial Information

The following historical condensed consolidating financial information as of and for the year ended December 31, 2016, is derived from the audited consolidated financial statements of JMP Group LLC incorporated by reference into this prospectus supplement. The historical condensed consolidating financial information as of and for the nine months ended September 30, 2017, is derived from the unaudited condensed consolidated financial statements of JMP Group LLC incorporated by reference into this prospectus supplement. In the opinion of management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair statement of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

When you read this historical consolidated financial information, it is important that you also read the audited consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Annual Report on Form 10-K of JMP Group LLC for the year ended December 31, 2016, and the unaudited condensed consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Quarterly Report on Form 10-Q of JMP Group LLC for the quarterly period ended September 30, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information.”

JMP Group Inc., a wholly owned subsidiary of JMP Group LLC, is the primary obligor of our 8.00% Senior Notes and our 7.25% Senior Notes and the issuer and primary obligor of the notes offered hereby. In connection with the Reorganization Transaction, on January 1, 2015, JMP Group LLC and JMP Investment Holdings LLC became guarantors of JMP Group Inc. with respect to the Senior Notes. JMP Group LLC and JMP Investment Holdings LLC will also be guarantors of the notes offered hereby. These guarantees are full and unconditional. The notes will not be guaranteed by any of the subsidiaries of JMP Group Inc. or any of the other subsidiaries of JMP Group LLC or JMP Investment Holdings LLC. One of the non-guarantor subsidiaries, JMP Securities, is subject to certain regulations, which require the maintenance of minimum net capital. This requirement may limit the issuer’s access to this subsidiary’s assets.

The following condensed consolidating financial statements present the condensed consolidated statements of financial condition, condensed consolidated statements of operations and condensed consolidated statements of cash flows of JMP Group LLC, JMP Group Inc., JMP Investment Holdings LLC, the subsidiaries of JMP Group LLC which are not guarantors of the 8.00% Senior Notes, 7.25% Senior Notes or the notes offered hereby (“Non-Guarantor Subsidiaries”), the elimination of entries necessary to consolidate or combine JMP Group Inc. with JMP Investment Holdings LLC and the Non-Guarantor Subsidiaries (“Eliminations”) and all entities on a consolidated basis, as of and for the nine months ended September 30, 2017, and as of and for the year ended December 31, 2016. These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.

Condensed Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands)

	As of September 30, 2017
	JMP Group LLC	JMP Group Inc.	JMP Investment Holdings LLC	Non- Guarantor Subsidiaries	Eliminations	Consolidated JMP Group LLC
Assets
Cash and cash equivalents	$8,828	$1,759	$19,065	$57,841	$-	$87,493
Restricted cash and deposits	-	1,471	-	60,493	-	61,964
Receivable from clearing broker	-	-	-	20,384	-	20,384
Investment banking fees receivable, net of allowance for doubtful accounts	-	-	-	14,692	-	14,692
Marketable securities owned, at fair value	-	-	10,582	11,905	(472)	22,015
Incentive fee receivable	-	-	-	19	-	19
Other investments	-	4,962	11,386	10,225	-	26,573
Loans held for investment, net of allowance for loan losses	-	-	4,905	13,842	-	18,747
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	-	-	-	756,166	-	756,166
Interest receivable	-	-	7	2,044	-	2,051
Collateral posted for derivative transaction	-	-	-	-	-	-
Fixed assets, net	-	-	-	2,459	-	2,459
Deferred tax assets	-	12,287	-	-	-	12,287
Other assets	(4,558)	137,579	(9,516)	37,133	(154,457)	6,181
Investment in subsidiaries	224,303	73,338	19,047	-	(316,688)	-
Total assets	$228,573	$231,396	$55,476	$987,203	$(471,617)	$1,031,031

Liabilities and Equity
Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$-	$-	$-	$21,001	$-	$21,001
Accrued compensation	750	2,039	869	24,627	-	28,285
Asset-backed securities issued	-	-	-	737,780	-	737,780
Interest payable	-	1,506	-	6,051	-	7,557
Note payable	137,603	-	-	15,000	(152,603)	-
CLO V warehouse facility	-	-	-	7,000	-	7,000
Bond payable	-	92,573	-	-	(472)	92,101
Deferred tax liability	-	1,993	-	400	-	2,393
Other liabilities	1,406	20,944	-	(252)	(1,747)	20,351
Total liabilities	$139,759	$119,055	$869	$811,607	$(154,822)	$916,468

Total members’ (deficit) equity	88,814	112,341	40,036	176,526	(317,007)	100,710
Nonredeemable Non-controlling Interest	$-	$-	$14,571	$(930)	$212	$13,853
Total equity	$88,814	$112,341	$54,607	$175,596	$(316,795)	$114,563
Total liabilities and equity	$228,573	$231,396	$55,476	$987,203	$(471,617)	$1,031,031

Condensed Consolidated Statements of Financial Condition

(Audited)

(Dollars in thousands)

	As of December 31, 2016
	JMP Group LLC	JMP Group Inc.	JMP Investment Holdings LLC	Non- Guarantor Subsidiaries	Eliminations	Consolidated JMP Group LLC
Assets
Cash and cash equivalents	$255	$1,763	$5,060	$78,414	$-	$85,492
Restricted cash and deposits	-	1,471	-	226,185	-	227,656
Receivable from clearing broker	-	-	-	6,586	-	6,586
Investment banking fees receivable, net of allowance for doubtful accounts	-	-	-	5,681	-	5,681
Marketable securities owned, at fair value	-	-	10,877	8,317	(472)	18,722
Incentive fee receivable	-	-	-	499	-	499
Other investments	-	5,126	9,838	17,905	-	32,869
Loans held for sale	-	-	-	32,488	-	32,488
Loans held for investment, net of allowance for loan losses	-	-	-	1,930	-	1,930
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	-	-	-	654,127	-	654,127
Interest receivable	-	-	72	3,429	(72)	3,429
Collateral posted for derivative transaction	-	-	-	25,000	-	25,000
Fixed assets, net	-	-	-	3,143	-	3,143
Deferred tax assets	-	7,942	-	-	-	7,942
Other assets	(1,045)	141,905	(8,957)	42,597	(154,234)	20,266
Investment in subsidiaries	252,486	74,166	117,537	-	(444,189)	-
Total assets	$251,696	$232,373	$134,427	$1,106,301	$(598,967)	$1,125,830

Liabilities and Equity
Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$-	$-	-	$4,747	$-	$4,747
Accrued compensation	90	150	-	35,918	-	36,158
Asset-backed securities issued	-	-	-	825,854	-	825,854
Interest payable	-	1,506	-	4,811	-	6,317
Note payable	137,603	-	-	15,000	(152,603)	-
Bond payable	-	92,258	-	-	(473)	91,785
Deferred tax liability	-	3,232	-	640	-	3,872
Other liabilities	1,520	22,706	313	(1,142)	(1,594)	21,803
Total liabilities	$139,213	$119,852	$313	$885,828	$(154,670)	$990,536

Total members’ (deficit) equity	112,483	112,521	117,532	221,350	(444,509)	119,377
Nonredeemable Non-controlling Interest	$-	$-	$16,582	$(877)	$212	$15,917
Total equity	$112,483	$112,521	$134,114	$220,473	$(444,297)	$135,294
Total liabilities and equity	$251,696	$232,373	$134,427	$1,106,301	$(598,967)	$1,125,830

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30, 2017
	JMP Group LLC	JMP Group Inc.	JMP Investment Holdings LLC	Non- Guarantor Subsidiaries	Eliminations	Consolidated JMP Group LLC
Revenues
Investment banking	$-	$-	$-	$54,813	$-	$54,813
Brokerage	-	-	-	15,127	-	15,127
Asset management fees	-	-	-	14,197	(119)	14,078
Principal transactions	-	(394)	(72)	(3,142)	-	(3,608)
Loss on sale, payoff and mark-to-market of loans	-	-	-	1,208	-	1,208
Net dividend income	-	3	512	302	-	817
Other income	-	-	-	921	-	921
Equity earnings of subsidiaries	(8,738)	2,805	(123)	-	6,056	-
Non-interest revenues	(8,738)	2,414	317	83,426	5,937	83,356

Interest income	1,207	3,417	107	30,964	(6,032)	29,663
Interest expense	(3,417)	(6,820)	(7)	(20,501)	6,096	(24,649)
Net interest income	(2,210)	(3,403)	100	10,463	64	5,014

Gain (loss) repurchase/early retirement of debt	210	-	-	(5,542)	-	(5,332)
Provision for loan losses	-	-	(20)	(3,468)	-	(3,488)
Total net revenues after provisions for loan losses	(10,738)	(989)	397	84,879	6,001	79,550

Non-interest expenses
Compensation and benefits	1,580	2,850	779	63,804	-	69,013
Administrative	415	335	97	5,271	(119)	5,999
Brokerage, clearing and exchange fees	-	-	-	2,288	-	2,288
Travel and business development	103	-	-	2,632	-	2,735
Communications and technology	2	8	-	3,140	-	3,150
Occupancy	-	-	-	3,339	-	3,339
Professional fees	1,670	209	-	1,230	-	3,109
Depreciation	-	-	-	891	-	891
Other	-	53	138	1,802	-	1,993
Total non-interest expenses	3,770	3,455	1,014	84,397	(119)	92,517
Net income (loss) before income tax expense	(14,508)	(4,444)	(617)	482	6,120	(12,967)
Income tax expense (benefit)	-	(2,583)	-	2,414	-	(169)
Net income (loss)	(14,508)	(1,861)	(617)	(1,932)	6,120	(12,798)
Less: Net income (loss) attributable to nonredeemable non-controlling interest	-	-	693	1,019	-	1,712
Net income (loss) attributable to JMP Group LLC	$(14,508)	$(1,861)	$(1,310)	$(2,951)	$6,120	$(14,510)

Condensed Consolidated Statements of Operations

(Audited)

(Dollars in thousands)

	For the Year Ended December 31, 2016
	JMP Group LLC	JMP Group Inc.	JMP Investment Holdings LLC	Non- Guarantor Subsidiaries	Eliminations	Consolidated JMP Group LLC
Revenues
Investment banking	$-	$-	$-	$55,353	$-	$55,353
Brokerage	-	-	-	23,755	-	23,755
Asset management fees	-	-	-	27,185	(394)	26,791
Principal transactions	-	1,337	5,541	9,304	-	16,182
Loss on sale, payoff and mark-to-market of loans	-	-	-	(1,918)	-	(1,918)
Net dividend income	-	-	966	33	-	999
Other income	-	-	87	1,320	-	1,407
Equity earnings of subsidiaries	10,823	(2,484)	18,257	-	(26,596)	-
Non-interest revenues	10,823	(1,147)	24,851	115,032	(26,990)	122,569

Interest income	1,478	4,557	681	48,655	(8,587)	46,784
Interest expense	(4,555)	(9,098)	-	(27,724)	8,587	(32,790)
Net interest income	(3,077)	(4,541)	681	20,931	-	13,994

Provision for loan losses	-	-	-	(1,586)	-	(1,586)

Total net revenues after provisions for loan losses	7,746	(5,688)	25,532	134,377	(26,990)	134,977

Non-interest expenses
Compensation and benefits	2,178	3,725	2,355	92,975	-	101,233
Administrative	476	497	235	6,210	(394)	7,024
Brokerage, clearing and exchange fees	-	-	-	3,110	-	3,110
Travel and business development	132	-	-	4,639	-	4,771
Communications and technology	5	10	-	4,157	-	4,172
Occupancy	-	-	-	3,901	-	3,901
Professional fees	2,028	494	12	1,865	-	4,399
Depreciation	-	-	-	1,280	-	1,280
Other	-	8	138	2,127	-	2,273
Total non-interest expenses	4,819	4,734	2,740	120,264	(394)	132,163
Net income (loss) before income tax expense	2,927	(10,422)	22,792	14,113	(26,596)	2,814
Income tax expense (benefit)	-	(2,607)	-	(2,041)	-	(4,648)
Net income (loss)	2,927	(7,815)	22,792	16,154	(26,596)	7,462
Less: Net income (loss) attributable to nonredeemable non-controlling interest	-	-	3,815	721	-	4,536
Net income (loss) attributable to JMP Group LLC	$2,927	$(7,815)	$18,977	$15,433	$(26,596)	$2,926

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $           after discounts, commissions and expenses related to this offering. We intend to use a portion of the net proceeds from this offering to redeem some or all of our outstanding 7.25% Senior Notes, which mature on January 15, 2021, or 8.00% Senior Notes, which mature on January 15, 2023, or both following the completion of this offering. Both series of Senior Notes are currently redeemable in whole or in part at any time or from time to time at our option upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the principal amount redeemed plus accrued and unpaid interest on the Senior Notes being redeemed. The amount and timing of any such redemption is at our discretion. Any remaining net proceeds from this offering will be used for general corporate purposes.

Ratio of Earnings to Fixed Charges

The following tables set forth the consolidated ratio of earnings to fixed charges of each of JMP Group LLC and JMP Group Inc. for the periods indicated. As discussed elsewhere in this prospectus supplement, JMP Group Inc. completed the Reorganization Transaction in January 2015, pursuant to which JMP Group Inc. became a wholly owned subsidiary of JMP Group LLC and JMP Group LLC became the successor issuer to JMP Group Inc. pursuant to Rule 12g-3(a) under the Exchange Act. The historical financial data used to determine the ratio of earnings to fixed charges of JMP Group LLC for the periods preceding the Reorganization Transaction have been derived from the consolidated financial statements of JMP Group Inc. and the historical financial data used to determine the ratio of earnings to fixed charges of JMP Group Inc. for the periods succeeding the Reorganization Transaction have been derived from the consolidated financial statements of JMP Group LLC. You should read these ratios of earnings to fixed charges in connection with the consolidated financial statements of JMP Group LLC, including the notes to those statements, incorporated by reference in this prospectus supplement.

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations plus distributed income of equity investees before income taxes and cumulative effect of a change in accounting principle, adjusted to exclude income or loss from equity investees and noncontrolling interest in pre-tax income (loss) of subsidiaries that did not have fixed charges. Fixed charges consist of interest expense primarily related to borrowings under our credit facility and interest expense incurred on asset-backed securities issued and on our 8.00% Senior Notes and our 7.25% Senior Notes.

	Nine Months Ended September 30,		Year Ended December 31,
	2017		2016		2015		2014	2013	2012
Ratio of earnings to fixed charges of JMP Group LLC (1)	0.68x	(2)	1.03x		1.11x		1.83x	1.61x	1.12x
Ratio of earnings to fixed charges of JMP Group Inc. (1)	0.76x	(3)	N/A	(3)	0.20x	(3)	1.83x	1.61x	1.12x

________________

(1)	The ratio of earnings to fixed charges was computed by dividing earnings available for fixed charges by fixed charges.
(2)	For the nine months ended September 30, 2017, additional earnings of $8.0 million would have been required to achieve coverage of 1:1 in this period.
(3)

For the nine months ended September 30, 2017, and the years ended December 31, 2016 and 2015, additional earnings of $2.0 million, $12.6 million and $8.8 million, respectively, would have been required to achieve coverage of 1:1 in these periods.

Capitalization of JMP Group LLC

The following table sets forth the consolidated capitalization of JMP Group LLC as of September 30, 2017:

●	On an actual basis; and

●	On an as adjusted basis to give effect to this offering as if it occurred on that date.

The table below does not give effect to any redemption of our 7.25% Senior Notes or 8.00% Senior Notes with proceeds from this offering, the amount and timing of which we have not yet determined.

You should read the data set forth in the table below in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in the Quarterly Report on Form 10-Q of JMP Group LLC for the quarter ended September 30, 2017, and incorporated by reference herein.

	September 30, 2017
(In thousands)	Actual	As adjusted
Cash and cash equivalents	$87,493	$
Restricted cash and deposits (includes cash on deposit with clearing broker of $250)	$61,964

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$21,001	$
Accrued compensation	28,285
Asset-backed securities issued (net of debt issuance costs of $3,251)	737,780
Interest payable	7,557
CLO V warehouse facility	7,000
Bond payable (net of debt issuance costs of $1,727)	92,101
% senior notes due 2027 offered hereby	-
Deferred tax liability	2,393
Other liabilities	20,351
Total liabilities	916,468

JMP Group LLC shareholders’ equity
Common shares, $0.001 par value, 100,000,000 shares authorized; 22,780,052 shares issued and 21,460,785 shares outstanding	$23	$
Additional paid-in capital	137,430
Treasury shares, at cost, 1,319,267 shares	(7,605)
Accumulated deficit	(29,138)
Total JMP Group LLC shareholders’ equity	100,710
Nonredeemable non-controlling interest	13,853
Total equity	114,563
Total liabilities and equity	$1,031,031	$

Description of Certain Indebtedness

Senior Notes

In January 2013, JMP Group Inc. completed an underwritten public offering of $46.0 million aggregate principal amount of 8.00% Senior Notes. The 8.00% Senior Notes will mature on January 15, 2023, and may be redeemed in whole or in part at any time or from time to time at our option on or after January 15, 2016, on not less than 30 or more than 60 days’ prior notice mailed to the holders of the 8.00% Senior Notes. The 8.00% Senior Notes are redeemable at a redemption price equal to the principal amount redeemed plus accrued and unpaid interest. The 8.00% Senior Notes bear interest at a rate of 8.00% per year, payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013. The 8.00% Senior Notes are listed on the NYSE and trade under the symbol “JMPB.”

In January 2014, JMP Group Inc. completed an underwritten public offering of $48.3 million aggregate principal amount of 7.25% Senior Notes. The 7.25% Senior Notes will mature on January 15, 2021, and may be redeemed in whole or in part at any time or from time to time at our option on or after January 15, 2017, on not less than 30 or more than 60 days’ prior notice mailed to the holders of the 7.25% Senior Notes. The 7.25% Senior Notes are redeemable at a redemption price equal to the principal amount redeemed plus accrued and unpaid interest. The 7.25% Senior Notes bear interest at a rate of 7.25% per year, payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2014. The 7.25% Senior Notes are listed on the NYSE and trade under the symbol “JMPC.”

In connection with the Reorganization Transaction, on January 1, 2015, JMP Group LLC and JMP Investment Holdings became guarantors of JMP Group Inc. with respect to the Senior Notes.

The Senior Notes were issued pursuant to an indenture with U.S. Bank National Association, as trustee. The indenture, as subsequently amended and supplemented, contains a minimum liquidity covenant that obligates JMP Group Inc. and the guarantors with respect to the Senior Notes, on an aggregate basis, to maintain liquidity of at least an amount equal to the lesser of (i) the aggregate amount due on the next eight scheduled quarterly interest payments on the Senior Notes, or (ii) the aggregate amount due on all remaining scheduled quarterly interest payments on the Senior Notes until the maturity of the respective Senior Notes. The indenture also contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the 8.00% Senior Notes or the 7.25% Senior Notes, as the case may be, may declare the respective Senior Notes immediately due and payable. The notes offered hereby do not contain any minimum liquidity covenant. Other than the minimum liquidity covenant, the covenants, events of default and other non-economic terms of the notes offered hereby will be substantially identical to the other covenants, events of default and other non-economic terms of the Senior Notes.

The notes offered hereby will be issued under the same indenture as the Senior Notes, but will be a separate series of notes, will not vote together with any of the Senior Notes and will not trade with any of the Senior Notes. See “Description of Notes.”

Lines of Credit

As of September 30, 2017, we held revolving lines of credit related to our wholly owned direct and indirect subsidiaries, JMP Holding LLC (formerly known as JMP Group LLC) and JMP Securities.

The Credit Agreement (the “Credit Agreement”), dated as of August 3, 2006, between JMP Holding LLC and City National Bank (“CNB”), as subsequently amended, provides a $25.0 million line of credit with a revolving period of one year through May 2, 2018. On such date, any outstanding amounts convert to a term loan. The term loan will be repaid in quarterly installments of 3.75% of funded debt for the first two years, 5.00% of funded debt for the next two years, and the remainder due at maturity. Proceeds for this line of credit will be used to make financial investments, for working capital purposes, for general corporate purposes, as well as a $5.0 million sublimit to issue letters of credit. The outstanding balance on this line of credit was zero as of September 30, 2017.

Separately, under a Revolving Note and Cash Subordination Agreement, JMP Securities holds a $20.0 million revolving line of credit with CNB to be used for regulatory capital purposes during its securities underwriting activities. The unused portion of the line bears interest at the rate of 0.25% per annum, paid monthly. On June 6, 2017, JMP Securities entered into an amendment to its Credit Agreement, pursuant to which the $20.0 million line of credit was renewed for one year. On June 6, 2018, any existing outstanding amount will convert to a term loan maturing the following year. The remaining terms of this line of credit are consistent with those of the existing line of credit. There was no borrowing on this line of credit as of September 30, 2017.

The Credit Agreement contains financial and other covenants, including, but not limited to, limitations on debt, liens and investments, as well as the maintenance of certain financial covenants. A violation of any one of these covenants could result in a default under the Credit Agreement, which would permit CNB to terminate the note and require the immediate repayment of any outstanding principal and interest. As of September 30, 2017, we were in compliance with the loan covenants. The revolving lines of credit are collateralized by a pledge of our assets, including our interests in each of JMP Securities and HCS.

CLO V Warehouse Facility

The CLO V warehouse facility is a $200.0 million revolving credit facility with BNP Paribas established to finance the acquisition of a portfolio of assets, including certain debt obligations. JMP Credit Advisors acts as collateral manager with duties including the selection of assets to be acquired by CLO V. As of September 30, 2017, there were $7.0 million of borrowings under the warehouse facility.

The warehouse facility is structured to have a twelve month revolving period ending July 30, 2018, and a ten-month amortization period. The warehouse facility has a market standard advance rate and any outstanding balances bear interest at standard market interest rates based on LIBOR. All borrowings under the warehouse facility are subject to the satisfaction of certain customary covenants, the accuracy of certain representations and warranties, concentration limitations and other restrictions. The warehouse facility is primarily secured by a portfolio of collateral that includes certain debt obligations eligible for acquisition by CLO V. The warehouse facility is subject to mandatory prepayments upon the occurrence of certain events. In addition, CLO V may make optional prepayments under the warehouse facility.

Description of Notes

JMP Group Inc. will issue the notes under an indenture, dated as of January 24, 2013, between itself and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture, dated as of the date of issuance of the notes, among itself, the guarantors and the trustee. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the “indenture.” The terms of the notes include those expressly set forth in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This description of notes is intended to be an overview of the material provisions of the notes and is intended to supplement, and to the extent of any inconsistency replace, the description of the general terms and provisions of the debt securities and guarantees of debt securities set forth in the accompanying prospectus, to which we refer you. The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. You may request a copy of the indenture from us as described under “Where You Can Find More Information.” We urge you to read the indenture and the form of the note contained therein in their entirety, because those documents, and not this description, define your legal rights as a holder of the notes. The following description supplements, and supersedes to the extent it is inconsistent with, the statements under “Description of Debt Securities” and “Description of Guarantees of Debt Securities” in the accompanying prospectus.

For purposes of this description, the terms “JMP,” “Company,” “we,” “us” and “our” refer only to JMP Group Inc. and not to any of its subsidiaries, unless we specify otherwise.

General

The notes will be issued in an initial aggregate principal amount of $           million ($           million if the underwriters’ overallotment option is exercised in full). We may, without the consent of holders of the notes, increase the aggregate principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby, provided that such additional notes are fungible with the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single series of notes for all purposes under the indenture.

Our obligations under the notes will be jointly and severally guaranteed by JMP Group LLC and JMP Investment Holdings LLC. See “—Guarantees.”

The notes will be issued only in fully registered, book-entry form, in denominations of $25 and integral multiples thereof, except under the limited circumstances described below under “—Certificated Securities” in this prospectus supplement.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

Optional Redemption

We may, at our option, at any time and from time to time, on or after November   , 2020, redeem the notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all of the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Listing

We intend to apply to list the notes on the NYSE. We expect trading in the notes to begin within 30 days of the original issue date.

Interest

Interest on the notes will accrue at the rate of      % per year from and including November   , 2017, or the most recent interest payment date to which interest has been paid, and will be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2018. We will pay interest to those persons who were holders of record of such notes on the first day of the month corresponding to an interest payment date: February 1, May 1, August 1 and November 1, the record date preceding each interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will not provide a sinking fund for the notes.

If any interest payment date or the stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

Ranking

The notes will be our general unsecured senior obligations that rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally with all our other unsecured senior indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of our subsidiaries and are subject to various business considerations. As a result, we may be unable to gain significant, if any, access to the cash flow or assets of our subsidiaries.

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee. As of September 30, 2017, we had $101.3 million aggregate principal amount of consolidated outstanding indebtedness, consisting of $46.0 million of our 8.00% Senior Notes, $48.3 million of our 7.25% Senior Notes and $7.0 million of borrowings under the CLO V warehouse facility. Our consolidated outstanding indebtedness does not include asset-backed securities of CLO III and CLO IV, which are consolidated in our financial statements, together with the loans collateralizing such securities of CLO III and CLO IV, for financial reporting purposes, even though CLO III and CLO IV are bankruptcy remote entities with no recourse to us.

Guarantees

JMP Group LLC, the ultimate parent of JMP Group Inc., and JMP Investment Holdings LLC, the direct parent of JMP Group Inc., will fully and unconditionally guarantee, on a senior unsecured basis, jointly and severally, to each holder of the notes and the trustee under the indenture, the full and prompt performance of the Company’s obligations under the notes, including the payment of principal of, premium, if any, and interest on the notes. Each guarantee will be a general senior unsecured obligation of that guarantor, rank equal in right of payment to all existing and future senior indebtedness of that guarantor, effectively subordinate in right of payment to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness and senior in right of payment to any future subordinated indebtedness of that guarantor. As of September 30, 2017, the guarantors had $101.3 million aggregate principal amount of consolidated outstanding indebtedness, consisting of their guarantees with respect to the Senior Notes of JMP Group Inc. and borrowings under the CLO V warehouse facility described above. The guarantors have no other indebtedness, excluding intercompany indebtedness. The obligations of each guarantor will be released upon repayment in full of all the guaranteed obligations or the exercise by the Company of its defeasance or covenant defeasance or satisfaction and discharge options described below.

Maturity

The notes will mature on November   , 2027.

Certain Covenants

Payment of Principal, Interest or Additional Amounts. The Company will duly and punctually pay the principal of and interest on and any additional amounts payable with respect to, the notes in accordance with their terms.

Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each place of payment for the notes for notice and demand purposes and for the purposes of presenting or surrendering notes for payment, registration of transfer, or exchange.

Reports. So long as any notes are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

So long as JMP Group LLC remains a guarantor of the notes, the Company remains a wholly owned, directly or indirectly, subsidiary of JMP Group LLC and JMP Group LLC provides the condensed consolidating financial information required by, and otherwise complies with the disclosure requirements required under, SEC Regulation S-X Rule 3-10 (or any successor provision), the information, documents and other reports required to be filed and furnished to the trustee pursuant to this covenant may, at the option of the Company, be filed by and be those of JMP Group LLC rather than the Company.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the notes and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Events of Default, Notice and Waiver

The following are events of default under the indenture:

●	failure by us to pay the principal of on any note when due, whether at maturity, upon redemption or otherwise;

●	failure by us to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

●	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets” above;

●

failure by us or any guarantor to comply with any other term, covenant or agreement applicable to us or it contained in the notes or the indenture, if failure is not cured within 60 days after notice to us or such guarantor, as applicable, by the trustee or to the trustee and us or such guarantor, as applicable, by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

●

a default by us, any guarantor or any of our or its respective significant subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $10.0 million or more, or acceleration of our, any guarantor’s or any of our or its significant subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable;

●

failure by us, any guarantor or any of our or its respective significant subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us, such guarantor or any of our or its significant subsidiaries exceeds $10.0 million, which are not stayed on appeal;

●

certain events of bankruptcy, insolvency or reorganization with respect to us, any guarantor or any of our or its subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our or its subsidiaries that in the aggregate would constitute a “significant subsidiary”; and

●

any guarantor denies or disaffirms in writing its obligations under the indenture or, except as permitted by the indenture, said obligations are determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an event of default, other than an event of default referred to in the second to last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Notwithstanding the paragraph above, for the first 360 days immediately following an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our reporting obligations to the trustee set forth under the heading “—Certain Covenants—Reports” above, the sole remedy for any such event of default shall be the accrual of additional interest on the notes at a rate per annum equal to (i) 0.25% of the outstanding principal amount of the notes for the first 180 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the notes for the next 180 days after the first 180 days following the occurrence of such event of default, in each case, payable quarterly at the same time and in the same manner as regular interest on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 360th day thereafter (or such earlier date on which such event of default shall have been cured or waived). In addition to the accrual of such additional interest, on and after the 360th day immediately following an event of default relating to such reporting obligations, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.

After any acceleration of the notes, the holders of a majority in aggregate principal amount of the notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

●	the rescission would not conflict with any order or decree;

●	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and

●	certain amounts due to the trustee are paid.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

●	in the payment of principal of, or interest on, any note; or

●	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the trustee upon our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they have actual knowledge of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, except as described in the following sentence, the trustee must mail to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice. The trustee need not mail the notice if the default or event of default:

●	has been cured or waived; or

●

is not in the payment or delivery of any amounts due (including principal or interest) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Limitation on Suits

The indenture limits the right of holders of the notes to institute legal proceedings. No holder will have the right to bring a claim under the indenture unless:

●	the holder has previously given written notice to the trustee that an event of default with respect to the notes is continuing;

●

the holders of not less than 25% of the aggregate outstanding principal amount of the notes shall have made a written request to the trustee to pursue the claim and furnished the trustee, if requested, security or an indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

●	the trustee does not comply within 60 days of receipt of the request and the offer of security or indemnity; and

●	during such 60-day period, no direction inconsistent with a request has been given to the trustee by the holders of a majority of the aggregate principal amount of the notes.

Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to the notes, that the Company may satisfy and discharge its obligations under the notes and the indenture if:

(a) all notes previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the notes have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such notes, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the notes to maturity or redemption, as the case may be, and pays all other sums payable by it under the indenture; and

(ii) the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of the notes in certain circumstances and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary notes, with respect to the registration, transfer and exchange of notes, with respect to the replacement of mutilated, destroyed, lost or stolen notes and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to the notes pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the notes, and the provisions of the indenture will, except as noted below, no longer be in effect with respect to the notes (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “—Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of the notes, and such omission shall be deemed not to be an event of default under the third or fourth bullet point of the first paragraph of “—Events of Default, Notice and Waiver” and (2) the occurrence of any event described in the fifth bullet point of the first paragraph of “—Events of Default, Notice and Waiver” shall not be deemed to be an event of default, in each case with respect to the outstanding notes ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the notes, for payment of the principal of and interest of the notes, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding notes of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no event of default or event which with notice or lapse of time would become an event of default with respect to the notes shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with;

(f) if the notes are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of the notes.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of the notes will survive with respect to the notes until otherwise terminated or discharged under the terms of the indenture or no notes are outstanding:

(a) the rights of holders of outstanding notes to receive payments in respect of the principal of, interest on or additional amounts, if any, payable in respect of, such notes when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b) the issuance of temporary notes, the registration, transfer and exchange of notes, the replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of notes, with the consent of the holders of a majority in principal amount of the outstanding notes; provided that no such supplemental indenture may, without the consent of the holder of each note affected thereby, among other things:

(a) change the stated maturity of the principal of, or any interest or additional amounts on, such notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or change in the ranking provisions of the indenture in any way that adversely affects the rights of any holders of the notes, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of or any interest or additional amounts with respect to any note is payable, or impair or affect the right of any holder of notes to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to the notes by the holders of at least a majority in aggregate principal amount of the then-outstanding notes of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; or

(c) modify any of the provisions of the sections of the indenture relating to supplemental indentures with the consent of the holders, waivers of defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected thereby.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has been included expressly and solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of the securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of notes, enter into additional supplemental indentures for one of the following purposes:

●	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the indenture and in the notes;

●	to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

●	to establish the form and terms of the notes as permitted by the indenture;

●	to evidence and provide for a successor trustee under the indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

●

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under the indenture; provided that no such action pursuant to this clause shall adversely affect the interests of the holders of notes in any material respect;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the notes under the indenture;

●	to add any additional events of default with respect to the notes;

●

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of the notes, provided that such action does not adversely affect the interests of any holder of an outstanding note in any material respect;

●	to make provisions with respect to the conversion or exchange rights of holders of notes;

●	to pledge to the trustee as security for the notes any property or assets;

●	to add guarantees in respect of the notes;

●	to provide for certificated notes in addition to or in place of global notes;

●	to qualify the indenture under the Trust Indenture Act of 1939, as amended;

●

to conform the text of the indenture or the notes to any provision of this “Description of Notes”, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such notes; or

●	to make any other change that does not adversely affect the rights of holders of notes in any material respect.

Trustee

The trustee for the notes is U.S. Bank National Association. We have appointed the trustee as the paying agent and registrar with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. The trustee and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have provided the trustee with such indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand, subject to certain conditions.

Denominations, Interest, Registration and Transfer

The notes will be issued in registered form, without interest coupons, in denominations of integral multiples of $25 principal amount, in the form of global securities. We will not impose a service charge in connection with any transfer or exchange of any note. See “—Global Notes; Book-Entry Form” for a description of transfer restrictions that apply to the notes.

Global Notes; Book-Entry Form

Global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee of DTC.

Beneficial interests in a global note may be held directly through DTC if the holder is a participant in DTC or indirectly through organizations that are participants in DTC.

Except in the limited circumstances described below and in “—Certificated Securities,” holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global note.

Payments of principal and interest under each global note will be made to DTC or its nominee as the registered owner of such global note. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

The information in this section concerning DTC, DTC’s book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Neither we nor the trustee will be liable or responsible for DTC, Euroclear or Clearstream.

Certificated Securities

The trustee will exchange beneficial interests in a global note for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

●

DTC notifies us that it is unwilling or unable to continue as depositary for that global note or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 120 days;

●	we, at our option, notify the trustee that we have elected to cause the issuance of notes in definitive form under the indenture; or

●	an event of default has occurred and is continuing.

Settlement and Payment

We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities.

We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary only addresses the U.S. federal income tax consequences to holders that acquire the notes pursuant to this offering at their initial offering price and hold the notes as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, persons whose functional currency is not the U.S. dollar, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Department of Treasury (“Treasury”) regulations, court decisions, and rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to change, or differing interpretations at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This summary does not address the tax consequences arising under any state, local or foreign law, or any tax consequences with respect to notes held by any member of the same “expanded group” (as such term is used in Section 385 of the Code) as JMP Group Inc. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws or the Medicare tax on certain net investment income. This summary also assumes that the notes will be treated as indebtedness for U.S. federal income tax purposes.

In addition, there are certain tax reform proposals currently being considered by Congress and the Trump Administration. While it is uncertain whether any such proposals would be enacted into law, and it is impossible to predict whether this will be the case, if any such proposals were to become law, they could materially change the U.S. federal income tax consequences described below.

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules, under the Medicare tax on certain net investment income or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

Payments of Interest

Payments of interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting).

Original Issue Discount

It is expected that the notes will not be issued with an issue price that is less than their stated principal amount by more than the statutory de minimis amount. If this is the case, the notes will not be subject to the original issue discount (“OID”) rules. If, however, the stated principal amount of the notes exceeds their issue price by more than the statutory de minimis amount, a U.S. holder will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. holder’s method of tax accounting. As a result, U.S. holders may be required to include OID in taxable income prior to the receipt of cash by such U.S. holders.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss on the sale, redemption, exchange or other taxable disposition of a note in an amount equal to the difference between (i) the proceeds received by the holder in exchange for such note (less an amount attributable to any accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and (ii) the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid for the note. Such gain or loss recognized by a U.S. holder on a disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the holder held the note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of individuals and other non-corporate U.S. holders are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the notes or proceeds from the disposition of the notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, interest paid on a note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax; provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (and, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and provided that the non-U.S. holder:

●	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

●	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

●	is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

●

either (a) provides the proper variant of IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-United States status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such an IRS Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries; and

●	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to the 30% U.S. federal tax withholding unless (i) the interest is effectively connected with a U.S. trade or business of such non-U.S. holder (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) and such non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder provides us with a properly executed variant of IRS Form W-8 claiming an exemption from (or reduction of) withholding under the benefit of an applicable tax treaty.

If interest on a note is effectively connected with a U.S. trade or business of a non-U.S. holder (and, in the case of certain tax treaties, is attributable to a U.S. permanent establishment or fixed base) within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, any gain recognized by a non-U.S. holder on the disposition of a note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “-Non-U.S. Holders-Payments of Interest”) generally will not be subject to U.S. federal income tax or withholding, unless:

●

the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met; or

●	the non-U.S. holder is subject to Code provisions applicable to certain U.S. expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the notes.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the notes to non-U.S. holders. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (such provisions known as “FATCA”) impose a 30% U.S. withholding tax on certain types of payments made to certain foreign entities. Failure to comply with the additional certification, information reporting and other specified requirements imposed under FATCA could result in U.S. withholding tax being imposed on payments of interest and principal, and sales proceeds of the notes held by or through certain foreign financial institutions (including investment funds). U.S. Treasury regulations provide that FATCA withholding, if applicable, generally will apply to (i) payments of interest, (ii) gross proceeds from the sale, exchange or retirement of debt obligations occurring after December 31, 2018 and (iii) certain foreign pass-thru payments received with respect to debt obligations, but not until the later of January 1, 2019 or six months after the date that final regulations defining the term foreign pass-thru payments are issued.

The U.S. federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Underwriting (Conflicts of Interest)

UBS Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us, the guarantors and the representatives on behalf of the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the principal amount of notes set forth opposite their respective names below.

Underwriters	Principal Amount of Notes
UBS Securities LLC	$
Morgan Stanley & Co. LLC
JMP Securities LLC
Barrington Research Associates, Inc.
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Notes

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $           million aggregate principal amount of the notes from us at the public offering price less the underwriting discount. The underwriters may exercise such option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, the underwriters will be obligated, subject to certain conditions, to purchase an additional principal amount approximately proportionate to such underwriters’ initial purchase commitment.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $           per note. The underwriters may allow, and those dealers may reallow, a discount not in excess of $           per note to certain other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $           aggregate principal amount of the notes.

Total
	Per Note		No Exercise	Full Exercise
Public offering price		%	$	$
Underwriting discounts and commissions to be paid by us		%	$	$
Proceeds, before expenses, to us		%	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $450,000 and are payable by us. We have agreed to reimburse the underwriters for certain expenses relating to clearing this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”), in an amount up to $15,000.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE and expect trading in the notes to begin within 30 days of November   , 2017, the original issue date. We have been advised by the underwriters that they presently intend to make a market in the notes should the notes not be approved for listing. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriters or certain securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Conflicts of Interest

JMP Securities LLC, our wholly owned subsidiary, is a member of FINRA, and will participate in distributions of the offered securities. Therefore, a “conflict of interest” exists for JMP Securities LLC within the meaning of FINRA Rule 5121(f)(5)(B). Additionally, JMP Securities LLC and one or more of its affiliates, as defined in FINRA Rule 5121, will have a conflict of interest as defined in FINRA Rule 5121(f)(5)(c)(ii) due to the receipt of more than 5% of the net offering proceeds. Accordingly, this offering will be conducted pursuant to FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because JMP Securities LLC is not primarily responsible for managing the offering. To comply with FINRA Rule 5121, client accounts over which JMP Securities LLC or any affiliate has investment discretion are not permitted to purchase the notes, either directly or indirectly, without the specific written approval of the accountholder.

Other Relationships

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain of the underwriters hold our outstanding 7.25% Senior Notes and 8.00% Senior Notes. As a result, if we determine to use proceeds from this offering to redeem any of those Senior Notes, such affiliates of certain underwriters will receive proceeds from this offering. However, the amount of any such proceeds received by any such underwriter or its affiliates will be less than 5% of the net offering proceeds.

Extended Settlement

It is expected that delivery of the notes will be made against payment therefor on or about November , 2017, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for us or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the Representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to, and is only directed at, persons who (i) are outside the United Kingdom or (ii) are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or (iii) are persons falling within Article 49(2)(a) to (e) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document.

Legal Matters

Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will pass upon certain legal matters for us in connection with the offering of the notes. The underwriters are being represented in connection with the offering of the notes by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of JMP Group LLC for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement is part of a registration statement (File No. 333-217396) we have filed, together with JMP Group LLC and JMP Investment Holdings, with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

JMP Group LLC files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.jmpg.com. The information on our website is not part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

Incorporation of Certain Information by Reference

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that we file with the SEC. This means that we can disclose important information by referring you to those documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	The Annual Report on Form 10-K of JMP Group LLC for the year ended December 31, 2016 filed with the SEC on March 14, 2017;

●

The Quarterly Reports on Form 10-Q of JMP Group LLC for the period ended March 31, 2017, filed with the SEC on May 4, 2017, the period ended June 30, 2017, filed with the SEC on August 8, 2017, and the period ended September 30, 2017, filed with the SEC on November 9, 2017; and

●	The Current Reports on Form 8-K of JMP Group LLC filed with the SEC on April 6, 2017, June 2, 2017, June 5, 2017, July 3, 2017, and August 1, 2017.

Any statement contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated by reference, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to JMP Group LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Investor Relations; telephone (415) 835-8978.

Filed Pursuant to Rule 424(b)(2)

File No. 333-217396

File No. 333-217396-01

File No. 333-217396-02

PROSPECTUS

JMP Group LLC
JMP Group Inc.

$150,000,000
Common Shares
Preferred Shares
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units

From time to time, we may offer up to an aggregate of $150,000,000 of common shares, preferred shares, debt securities, guarantees of debt securities, warrants, rights and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred shares, rights or warrants. The common shares, preferred shares and warrants to be offered and sold will be issued by JMP Group LLC, and it is anticipated that the debt securities to be offered and sold will be issued by JMP Group Inc., a direct, wholly-owned subsidiary of JMP Group LLC.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and any related free writing prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, each applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Our common shares are listed on the New York Stock Exchange and trade under the symbol “JMP.” On April 28, 2017, the last reported sale price for our common shares was $5.84 per share.

The securities described in this prospectus may be offered and sold by us to, or through, underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the offering methods and methods of sale, you should refer to the section of this prospectus titled “Plan of Distribution.” If any underwriters, dealers or agents are involved in the offer and sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, discounts, concessions or commissions, details regarding over-allotment options, if any and the net proceeds to us will be set forth in the applicable prospectus supplement and any related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus, and under similar captions in the documents incorporated by reference into this prospectus for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2017.

Table of Contents

Page

ABOUT THIS PROSPECTUS	1

OUR COMPANY	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

RISK FACTORS	2

DESCRIPTION OF SECURITIES WE MAY OFFER	3

DESCRIPTION OF COMMON SHARES OF JMP GROUP LLC	3

DESCRIPTION OF DEBT SECURITIES	6

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES	14

DESCRIPTION OF WARRANTS	15

DESCRIPTION OF RIGHTS	17

DESCRIPTION OF UNITS	18

RATIO OF EARNINGS TO FIXED CHARGES	19

USE OF PROCEEDS	19

PLAN OF DISTRIBUTION	19

LEGAL MATTERS	22

EXPERTS	22

WHERE YOU CAN FIND MORE INFORMATION	22

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	23

-i-

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to an aggregate of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide you with a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to our offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement and any related free writing prospectus or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement and any related free writing prospectus or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the section of this prospectus titled “Where You Can Find More Information,” before investing in any of our securities.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read on the SEC website or at the SEC offices which are discussed in further detail in the section of this prospectus titled “Where You Can Find More Information.”

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” mean, collectively, JMP Group LLC and JMP Group Inc., our predecessor, and all of our subsidiaries included in our consolidated financial statements.

OUR COMPANY

JMP Group LLC, together with its subsidiaries, including JMP Group Inc. (collectively, the “Company,” “we,” “us,” and “our”), is a diversified capital markets firm. We provide investment banking, sales and trading and equity research services to corporate and institutional clients as well as alternative asset management products and services to institutional investors and high-net-worth individuals. In addition, we manage and invest in corporate credit instruments through collateralized loan obligations and direct investments, and we serve as the investment advisor to a business development company under the Investment Company Act of 1940. We focus our efforts on small and middle-market companies in the following four growth industries: technology, healthcare, financial services and real estate. Our specialization in these areas has enabled us to develop recognized expertise and to cultivate extensive industry relationships. As a result, we have established our firm as a key advisor for our corporate clients, a trusted resource for institutional investors and an effective investment manager for our asset management clients. Our principal offices are at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, and our website is www.jmpg.com. This reference to our website is intended to be an inactive textual reference only, and the information on our website is not deemed to be part of, or incorporated by reference into, this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement or free writing prospectus, including the documents incorporated by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can often be identified by their use of words such as “could,” “will likely result,” “if,” “in the event,” “may,” “might,” “should,” “shall,” “will,” “believe,” “expect,” “anticipate,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “goal,” “objective,” “continue,” or the negatives of these terms and other similar expressions.

These forward-looking statements concern information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, which also may be set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. These statements also include information concerning anticipated revenues, income or loss, capital expenditures, distributions, capital structure or other financial terms. For a non-exhaustive list of certain forward-looking statements that are incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus, please refer to the “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results or events could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results or events to differ materially from those discussed in such forward-looking statements are the risks set forth in the section titled “Risk Factors” in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference into this prospectus, the applicable prospectus supplement and any free writing prospectus. Please refer to the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain copies of such documents.

All forward-looking statements in this prospectus, the applicable prospectus supplement and any free writing prospectus, and the documents incorporated by reference therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties set forth in the section titled “Risk Factors” in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference into this prospectus, the applicable prospectus supplement and any free writing prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of your investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of your investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	common shares;

●	preferred shares;

●	debt securities;

●	warrants exercisable for debt securities, common shares or preferred shares;

●	or rights to purchase any of such securities; and

●	units of debt securities, common shares, preferred shares, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and any related free writing prospectus and information incorporated by reference therein, which may be in addition to, or different from, the general terms summarized in this prospectus. Where applicable, the prospectus supplement, the information incorporated by reference or free writing prospectus will also describe any material U.S. federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. Any summaries contained in this prospectus and a prospectus supplement and any related free writing prospectus and information incorporated by reference therein may not contain all of the information that you may find useful. Accordingly, you should read the full documents relating to any securities offered pursuant to this prospectus. Please refer to the section of this prospectus titled “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” for information on how to obtain copies of such documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in a prospectus supplement and any related free writing prospectus and information incorporated by reference therein relating to such offering.

DESCRIPTION OF common SHARES OF JMP GROUP LLC

General

The following summary of the material features of our common shares representing limited liability company interests in JMP Group LLC does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Amended and Restated Limited Liability Company Agreement of JMP Group LLC, dated as of January 1, 2015, or the LLC Agreement, and other applicable law. Please refer to the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy such document.

Pursuant to our LLC Agreement, we are currently authorized to issue 100,000,000 common shares and 10,000,000 preferred shares, in one or more series. The authorized common shares and preferred shares will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange. If the approval of our shareholders is not required, our board of directors may determine not to seek shareholder approval.

Common Shares

Dividends

Subject to provisions of the Delaware Limited Liability Company Act, or the LLC Act, and to any future rights which may be granted to the holders of any series of our preferred shares, dividends are paid on our common shares when and as declared by our board of directors out of funds legally available for dividend payments.

Voting rights

Each holder of our common shares is entitled to one vote per share on all matters submitted to a vote of our common shareholders. Holders of our common shares are not entitled to cumulative voting rights.

Liquidation

If we are liquidated, holders of our common shares are entitled to receive all remaining assets available for distribution to shareholders after satisfaction of our liabilities and the preferential rights of any of our preferred shares that may be outstanding at that time.

Preemptive rights

The holders of our common shares do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common shares.

Preferred Shares

Our preferred shares may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to, or imposed upon, any wholly unissued series of our preferred shares.

Prior to the issuance of a series of preferred shares, our board of directors will adopt resolutions and file a certificate of designation with the SEC. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

●	the maximum number of shares in the series and the distinctive designation;

●	voting rights, if any, of the preferred shares;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred shares;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares will accumulate;

●	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●

the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, another series of preferred shares, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

●	the provision for redemption, if applicable, of the preferred shares;

●	the provisions for a sinking fund, if any, for the preferred shares;

●	liquidation preferences;

●

any limitations on the issuance of any class or series of preferred shares ranking senior to, or on a parity with, the class or series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

There shall be no limitation or restriction on any variation between any of the different series of preferred shares as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred shares may, except as otherwise expressly provided in any prospectus supplement, document incorporated by reference or any free writing prospectus, as applicable, vary in any and all respects as fixed and determined by the resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred shares shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolutions of our board of directors with respect to one or more series of preferred shares, the entire voting power and all voting rights shall be vested exclusively in the common shares, and each holder of our common shares who at the time possesses voting power for any purpose shall be entitled to one vote for each share standing in such shareholder’s name on our books.

Certain Anti-Takeover Matters

Our LLC Agreement includes a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements

Our LLC Agreement establishes advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of such shareholder proposals must be timely and given in writing to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, or more than 120 days, prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting. The notice must contain certain information specified in the LLC Agreement.

No Written Consent of Shareholders

Our LLC Agreement requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent without a meeting.

Preferred Shares

Our LLC Agreement provides for 10,000,000 authorized preferred shares. The existence of authorized but unissued preferred shares may enable the board of directors to render more difficult or may discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary duties, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause preferred shares to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the LLC Agreement grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred shares. The issuance of preferred shares could decrease the amount of earnings and assets available for distribution to holders of common shares. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change of control of us.

Limitation of Liability and Indemnification Matters

Our LLC Agreement provides that our directors will not be liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director, except in certain cases where liability is mandated by the LLC Act. Our LLC Agreement also provides for indemnification, to the fullest extent permitted by law, by us of any person made, or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or at our request, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our LLC Agreement also provides that, to the extent authorized from time to time by our board of directors, we may provide indemnification to any one or more employees and other agents to the extent and effect determined by the board of directors to be appropriate and authorized by the LLC Act. Our LLC Agreement also permits us to purchase and maintain insurance for the foregoing and we expect to maintain such insurance.

Listing

Our common shares are listed on the New York Stock Exchange and trade under the symbol “JMP.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common shares is American Stock Transfer & Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement and any related free writing prospectus, as trustee, under which the debt securities are to be issued from time to time. We have filed the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of the prospectus, the term “the Company” refers only to JMP Group Inc. and not to any other subsidiary.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or any related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. Please refer to the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference or any related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will be either senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

●	the title and series of such debt securities;

●	the aggregate principal amount and, if a series, the total amount authorized and the total amount outstanding;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit upon the aggregate principal amount of such debt securities of such series;

●	whether such debt securities will be in global or other form;

●	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method by which such rate or rates will be determined, if any;

●	the date or dates on which any such interest will be payable and the method of payment;

●	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

●	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

●	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months;

●	the place or places where the principal and interest or additional amounts, if any, on such debt securities will be payable;

●	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

●	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

●	any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

●	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

●

the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

●

if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

●	whether such debt securities will be subject to defeasance or covenant defeasance;

●	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

●	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

●	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

●	whether such debt securities will be guaranteed and the terms thereof;

●	whether such debt securities will be secured by collateral and the terms of such security; and

●	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or for the purpose of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a)     change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b)     reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduced quorum required for voting;

(c)     modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)     make any change that adversely affects the right to convert or exchange any security into or for common shares or other securities, cash or other property in accordance with the terms of the applicable debt security. The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a)     to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)     to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)     to establish the form and terms of debt securities issued thereunder;

(d)     to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e)     to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f)     to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g)     to add any additional events of default with respect to all or any series of debt securities;

(h)     to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i)     to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)       to pledge to the trustee as security for the debt securities of any series any property or assets;

(k)      to add guarantees in respect of the debt securities of one or more series;

(l)       to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)     to provide for certificated securities in addition to or in place of global securities;

(n)     to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)     with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)     to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)     default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)     default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c)     default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)     failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e)     certain events of bankruptcy, insolvency or reorganization of the Company; and

(f)     any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “—Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on, the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts. The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency. The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports. So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a)      all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b)      (i)      the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii)     the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “—Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “—Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “—Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(c)     the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(d)     such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(e)     no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(f)      the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to U.S. income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(g)     the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(h)     if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(i)      any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(j)      the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(k)     the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(l)      the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(m)    the defeasance or covenant defeasance provisions of the indenture.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

The debt securities of any series issued under this prospectus may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, the guarantors of any series of debt securities may differ from the guarantors of any other series of debt securities. If we issue a series of debt securities guaranteed by our subsidiaries, the identity of the specific subsidiary guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of debt securities, we will describe the particular terms of any guarantees of such series in a prospectus supplement relating to that series, which we will file with the SEC.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common shares, preferred shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to, and is qualified in its entirety by reference to, all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. Please refer to the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporate by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for preferred shares or common shares will not have any rights of holders of the preferred shares or common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred shares or common shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our debt securities, common shares, preferred shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference and any free writing prospectus, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to, and is qualified in its entirety by reference to, the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. Please refer to the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	in the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;

●	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;

●	the exercise price payable for each share of debt securities, common shares, preferred shares or other securities upon the exercise of the rights;

●	the number and terms of the shares of debt securities, common shares, preferred shares or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under sections of this prospectus titled “Description of Debt Securities” and “Description of Capital Stock,” will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common shares, preferred shares and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or any related free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to, and is qualified in its entirety by reference to, the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus. Please refer to the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or any related free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those sections of this prospectus titled “Description of Debt Securities,” “Description of Common Shares of JMP Group LLC” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, and cumulative effect of a change in accounting principle adjusted to exclude income or loss from equity investees and noncontrolling interest in pre-tax income (loss) of subsidiaries that did not have fixed charges. Fixed charges consist of interest expense primarily related to borrowings under our credit facility and interest expense incurred on asset-backed securities issued and on our 8.00% Senior Notes due 2023 and our 7.25% Senior Notes due 2021. This table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement, of which this prospectus is a part.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Ratio of earnings to fixed charges	1.03x	1.11x	1.83x	1.61x	1.12x

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds. Unless otherwise indicated in the applicable prospectus supplement, any related free writing prospectus or information incorporated by reference, we intend to use the net proceeds from the sale of securities for general corporate purposes. We will set forth in the applicable prospectus supplement and any related free writing prospectus our intended use for the net proceeds received from the sale of any securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters or dealers, through agents, directly to one or more purchasers, through rights offerings or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

●	the terms of the offer;

●	the name or names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the amount of securities to be sold and any over-allotment option under which the underwriters, if any, may purchase additional securities from us;

●	the purchase price of the securities and the net proceeds we will receive from the sale;

●	any delayed delivery obligations to take the securities;

●	the nature of the underwriters’ obligations to take the securities;

●	the purchase price of the securities and the net proceeds we will receive from the sale;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any commissions paid to agents;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any securities exchange or market on which the securities may be listed;

●	any public offering price; and

●	other facts material to the transaction.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or any related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any related free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or any related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or any related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements, which may be entered into with us, to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or any related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

JMP Securities LLC, our wholly-owned subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which JMP Securities LLC participates will conform to the requirements set forth in FINRA Rule 5121 and/or any other rule which might complement, substitute or supersede FINRA Rule 5121.

LEGAL MATTERS

Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will pass upon the validity of the securities offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available at www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common shares are listed.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with, or furnish to, the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 14, 2017;

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017;

●	Our Current Report on Form 8-K filed with the SEC on April 6, 2017;

●

The description of our common shares contained in the Registration Statement on Form S-4, which became effective on October 31, 2014, including any amendment or report filed for the purposes of updating such description; and

●

All documents filed by JMP Group LLC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) (i) by us after the date of the initial registration statement and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to JMP Group LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Investor Relations; telephone (415) 835-8978.

$

JMP GROUP INC.

          % Senior Notes due 2027

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

UBS Investment Bank
Morgan Stanley

Co-Managers

JMP Securities
Barrington Research

November   , 2017